      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2007
                                            REGISTRATION STATEMENT NO. 333-83076

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 6

                 METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   CONNECTICUT
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                I.R.S. EMPLOYER IDENTIFICATION NUMBER: 06-0904249

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
                                 (860) 308-1000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             JAMES L. LIPSCOMB, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                 METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
                ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415,
                                 (860) 308-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                    ---------

                                   COPIES TO:
                             STEPHEN E. ROTH, ESQ.
                             MARY E. THORNTON, ESQ.
                       SUTHERLAND, ASBILL & BRENNAN, LLP
                         1275 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004

                     REMOVAL OF SECURITIES FROM REGISTRATION

         This Post-Effective Amendment No. 6 to the registration statement filed on Form S-1 (File No. 333-83076) (the "Registration Statement") is being filed pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, to remove from registration those securities of the Registrant that were previously registered by the Registration Statement and that were not sold in the offering.

         The operations of the Registrant and MetLife Insurance Company of Connecticut ("MICC"), both wholly owned subsidiaries of MetLife, Inc., a Delaware corporation, will be combined through merger (the "Merger"). As a result of the Merger, the separate corporate existence of the Registrant will cease, and MICC will remain as the surviving company and will possess all the rights, duties and obligations of the Registrant, including those relating to any unsold securities of the Registrant that were previously registered by the Registration Statement.

Following the Merger, MICC will discontinue sales of any securities of the Registrant that were previously registered by the Registration Statement, and will no longer file any amendments to the Registration Statement. Therefore, the offering is being terminated as of the close of business on December 6, 2007, and Registrant hereby removes from registration any securities that remain unsold under the Registration Statement as of that time and date, or such time and date as this Registration Statement becomes effective.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------


1. Distribution and Principal Underwriting Agreement. (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51800, filed December 14, 2000.)

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------

1(a).     Agreement and Plan of Merger dated as of October 20, 2006.
          (Incorporated herein by reference to Exhibit 1(a) to the Registration
          Statement on Form S-1, File No. 333-138472 filed on November 7,
          2006.)
3(i).     Charter of The Travelers Life and Annuity Company, as amended on
          April 10, 1990. (Incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 333-40191 filed
          November 13, 1997.)
3(ii).    By-Laws of The Travelers Life and Annuity Company, as amended on
          October 20, 1994. (Incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 333-40191 filed
          November 13, 1997.)
4.        Contracts. (Incorporated herein by reference to Exhibit 4(a) to Pre-
          Effective Amendment No. 1 to the Registration Statement on Form S-2,
          File No. 33-58677, filed on July 11, 1995.)
10. Master Retail Sales Agreement (MLIDC). (Incorporated herein by reference to Exhibit 3(d) to Post-Effective Amendment No. 16 to
          MetLife of CT Fund ABD II for Variable Annuities to the Registration
          Statement on Form N-4, File No. 033-65339/811-07463 filed April 6,
          2007.)
24.       Powers of Attorney authorizing Michael H. Abate, John E. Connolly,
          Jr., James L. Lipscomb, Gina C. Sandonato, Myra L. Saul, Paul G.
          Cellupica, Richard S. Collins and Marie C. Swift, a signatory for C.
          Robert Henrikson, Leland C. Launer, Lisa M. Weber, Stanley J. Talbi and Joseph J. Prochaska, Jr. (Incorporated herein by reference to Exhibit 24 to this Registration Statement on Form S-1, File No. 333-
          83076 filed March 6, 2006.)
24(a).    Powers of Attorney authorizing Michele H. Abate, Paul G. Cellupica,
          Richard S. Collins, John E. Connolly, Jr., James L. Lipscomb, Gina C.
          Sandonato, Myra L. Saul and Marie C. Swift, a signatory for William
          J. Mullaney. (Incorporated herein by reference to Exhibit 24(a) to this Registration Statement on Form S-1, File No. 333-83076, filed
          April 9, 2007.)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on December 7, 2007.

                 METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
                                  (Registrant)

                                        By:      /s/ BENNETT KLEINBERG
                                            ------------------------------------
                                                  Vice President & Actuary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 7, 2007.






           /s/ MICHAEL K. FARRELL                   Director and President
-----------------------------------------------
              (Michael K. Farrell)

          /s/ *WILLIAM J. MULLANEY                  Director
-----------------------------------------------
             (William J. Mullaney)

             /s/ *LISA M. WEBER                     Director
-----------------------------------------------
                (Lisa M. Weber)

           /s/ *STANLEY J. TALBI                    Executive Vice President and Chief Financial
-----------------------------------------------        Officer
               (Stanley J. Talbi)

       /s/ *JOSEPH J. PROCHASKA, JR.                Executive Vice President and Chief
-----------------------------------------------        Accounting Officer
           (Joseph J. Prochaska, Jr.)

*By:            /s/ MYRA L. SAUL
     ------------------------------------------
         Myra L. Saul, Attorney-in-Fact